                                                                     Exhibit 4.9


                          SECOND AMENDMENT TO INDENTURE


                     SECOND AMENDMENT TO INDENTURE (this "Second Amendment")
              dated as of November ____, 1999, among ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. (formerly known as ALEC Holdings, Inc.), a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                              W I T N E S S E T H :

       WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (as amended, the "Indenture") dated as of May 14, 1999, providing for the issuance of an aggregate principal amount of up to $46,928,435 of 13% Senior Discount Debentures due 2011 (the "Securities");

       WHEREAS, the parties to the Indenture wish to cure a defect and inconsistency in the definition of EBITDA set forth in Section 1.01 (Definitions) of the Indenture;

       WHEREAS, pursuant to Sections 9.01 (and in accordance with Section 9.02) of the Indenture, the Trustee and the Company are authorized to execute and deliver this Second Amendment;

       NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

       1. DEFINITION OF EBITDA. The last paragraph of the definition of "EBITDA" in Section 1.01 (Definitions) of the Indenture is deleted and replaced in its entirety by the following:

              "Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary of Holdings shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders."

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       2. DEFINITION OF CONSOLIDATED NET INCOME. Clause (3) in the proviso to the definition of "Consolidated Net Income" in Section 1.01 (Definitions) of the Indenture is deleted and replaced in its entirety by the following:

(3) any net income of any Restricted Subsidiary (other than the Company) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its net income is not, at the date of determination, permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter, or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (in either case, other than the Company), unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; except that the net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

       3. RATIFICATION OF INDENTURE; SECOND AMENDMENT PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Amendment shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

       4. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

       5. REPRESENTATIONS. (a) DLJ Investment Partners, L.P., DLJ Investment Funding, Inc. and DLJ ESC II, L.P. represent and warrant that they hold all of the outstanding Securities.

       (b) The Trustee makes no representation as to the validity or sufficiency of this Second Amendment.

       6. COUNTERPARTS. The parties may sign any number of copies of this Second Amendment. Each signed copy shall be an original, but all of them together represent the same agreement.

       7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction thereof.



                            [SIGNATURE PAGE FOLLOWS]


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       IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first above written.

                                   ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                                      (formerly known as ALEC Holdings, Inc.)

                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                   THE BANK OF NEW YORK, as Trustee

                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:


AGREED AND CONSENTED TO:

DLJ Investment Partners, L.P.,
     By DLJ Investment Partners, Inc.,
         Its General Partner

By:
     ----------------------------------
     Name:
     Title:

DLJ Investment Funding, Inc.,

By:
     ----------------------------------
     Name:
     Title:

DLJ ESC II, L.P.,
     DLJ LBO Plans Management Corporation,
         Its General Partner

By:
     ----------------------------------
     Name:
     Title:


                [SIGNATURE PAGE TO SECOND AMENDMENT TO INDENTURE]


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